UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2020

Siebert Financial Corp.
(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

120 Wall Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

Filing Relief -- First Quarter 2020 Quarterly Report on Form 10-Q

Due to circumstances related to the coronavirus (COVID-19) pandemic, Siebert Financial Corp. (the “Company,” “we,” or “us”) is furnishing this Current Report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (“2020 Q1 Form 10-Q”) due May 15, 2020. The Company is relying on the Securities and Exchange Commission’s (“SEC”) Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”). The Order allows a registrant up to an additional 45 days after the original due date of certain reports required to be filed with the SEC if a registrant’s ability to file such report timely is affected due to COVID-19.

Unless the context otherwise requires, references to the “Company,” “we,” or “us,” includes the Company and its subsidiaries.

The Company’s business and operations have experienced disruptions due to the rapidly evolving and unprecedented conditions surrounding the COVID-19 pandemic. These disruptions include, but are not limited to, requiring key personnel of the Company to devote considerable time and resources to manage and address issues impacting the Company’s business resulting from the COVID-19 pandemic, and transitioning the Company’s personnel to working remotely in response to suggested and mandated “stay-at-home” orders. One impact of the foregoing has been to slow the Company’s routine quarterly close process.
As a result, the Company will be relying on the 45-day grace-period provided by the Order to extend the filing deadline within which the Company is required to file its 2020 Q1 Form 10-Q. The Company expects to file the 2020 Q1 Form 10-Q no later than May 29, 2020.
Operational Update
In response to the COVID-19 pandemic and for the protection of our employees, clients, and business partners, we have implemented remote work arrangements for nearly 100% of our employees, have restricted business travel, and have temporarily closed some of our retail branches. We currently remain able to meet our clients' needs through our technology-based platforms and services. Throughout this challenging time, our focus remains on continuing to earn our clients’ trust, which is made possible by the significant contributions of our employees, and we remain committed to serving our clients while protecting our employees’ wellbeing.
During the first quarter of 2020, the Federal Reserve cut the federal funds target overnight rate twice for a total of 150 basis points to near zero. These developments have had, and may continue to have, a negative impact on our revenue from margin interest, marketing, and distribution fees as well as interest income. There has also been a decrease in margin balances as well as retail and institutional customer net worth corresponding to the market volatility and decrease in equity valuations. Our commissions and fees and principal transaction revenues may be reduced in light of less demand from our retail customer base; however, this may be partially offset by the increase in commissions and fees revenue from our institutional customers. In relation to our statements of financial condition, our securities borrowed, and securities loaned amounts have decreased due to the market volatility.
In terms of expenses, we have reduced the salary of higher-level employees and we are evaluating our compensation structure and vendor arrangements to identify areas where we can optimize our cost structure while maintaining operational efficiency and quality of the customer experience. In addition, we are evaluating our office spaces and various lease agreements especially in light of our ability to work remotely.

Risk Factors Update
In light of the ongoing hardships caused by the onset and continuation of the COVID-19 pandemic, the Company is also furnishing this Current Report on Form 8-K for the purpose of supplementing the risk factors described under “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019 (“Form 10-K”), with the additional risk factors set forth below. These supplemental risk factors should be read in conjunction with the other risk factors described in the Form 10-K.
The onset and continuation of the COVID-19 pandemic has adversely affected, and will likely continue to adversely affect, our business, financial condition, liquidity and results of operations.
We believe the worldwide COVID-19 pandemic has negatively affected our business and is likely to continue to do so. The outbreak has caused significant volatility and disruption in the financial markets both globally and in the United States. If COVID-19, or another highly infectious or contagious disease, continues to spread or the response to contain it is unsuccessful, we could experience material adverse effects on our business, financial condition, liquidity, and results of operations. The extent of such effects will depend on future developments which are highly uncertain and cannot be predicted, including the geographic spread of the virus, the overall severity of the disease, the duration of the outbreak, the measures that may be taken by various governmental authorities in response to the outbreak (such as quarantines and travel restrictions) and the possible further impacts on the global economy. The continued spread of COVID-19 could also negatively impact the availability of key personnel necessary to conduct our business.
Certain actions taken by U.S. or other governmental authorities, including the Federal Reserve, to reduce interest rates may adversely affect our results of operations.
During the first quarter of 2020, the Federal Reserve cut the federal funds target overnight rate twice for a total of 150 basis points to near zero. These developments have had, and may continue to have, a negative impact on our revenue from margin interest, marketing, and distribution fees as well as interest income.
Investor behavior may fundamentally change as a result of COVID-19 in both the near and long term which could have an adverse effect on our operations.
We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. As such, impacts of COVID-19 to our business are highly uncertain and we will continue to assess the financial impacts. The disruptions to the United States and global economies and financial markets may cause investors to be more cautious and to limit their investments. Trading of securities may be materially and adversely affected with more investors seeking stability. Investment activity may also be negatively impacted by general macroeconomic conditions and consumer confidence, including the impacts of job losses and any recession, resulting from the COVID-19 pandemic. Clients holding savings with us in retirement or investment accounts may be required to liquidate some or all of their savings to pay living expenses. All of this could materially and adversely impact our revenue streams.
Forward-Looking Statements.
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Forward-looking statements include statements regarding the impact of disruptions to the Company’s operations caused by the COVID-19 pandemic. Such forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic on the Company and the United States and global financial markets and economies as a whole. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information regarding COVID-19, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K, as updated by this Current Report on Form 8-K, and its Quarterly Reports on Form 10-Q filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2020
	By:	/s/ Andrew H. Reich
Andrew H. Reich
EVP, Chief Operating Officer, Chief Financial Officer
and Secretary